UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2024

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2024, Evofem Biosciences, Inc. (the “Company”), Aditxt, Inc., a Delaware Corporation (“Aditxt”), and Adifem, Inc., f/k/a Adicure, Inc., a Delaware corporation and wholly-owned subsidiary of Aditxt (the “Merger Sub”) entered into an Amended and Restated Merger Agreement (the “A&R Merger Agreement”). The A&R Merger Agreement amends and restates in its entirely the Agreement and Plan of Merger (as amended January 10, 2024, January 30, 2024, February 29, 2024, and May 2, 2024 (collectively, the “Original Merger Agreement”), as previously disclosed in that Current Report on Form 8-K filed by Evofem Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on December 12, 2023 (and each amendment thereof on January 11, 2024, January 31, 2024, March 6, 2024 and May 2, 2024 respectively). Except as described below, the terms and provisions of the A&R Merger Agreement are consistent with the terms and provision of the Original Merger Agreement. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to such terms in the A&R Merger Agreement, a copy of which is filed herewith as Exhibit 2.1.

As consideration for the Merger, the Parent will (i) pay an amount equal to one million eight hundred thousand dollars ($1,800,000) less an amount equal to the product of (x) the number of Dissenting Shares represented by Company Common Stock and (y) the Common Exchange Ratio (as defined in the A&R Merger Agreement) (the “Common Consideration”)

Additionally, each share of the Company’s Series E-1 Preferred Stock, par value $0.0001 (the “Series E-1”), issued and outstanding as of the Effective Time (as defined in the A&R Merger Agreement) shall automatically be converted into the right to receive from Aditxt one share Parent Preferred Stock (the “Preferred Merger Consideration” and together with the Common Consideration the “Merger Consideration”).

At the Effective Time of the Merger:

(i)	the Company Convertible Note Holders will enter into an Exchange Agreement, pursuant to which these Note Holders exchange the value of their then-outstanding Company Convertible Notes and purchase rights for an aggregate of not more than 88,161 shares of Parent Preferred Stock.;

(ii)	each stock option of the Company (“Options”), that was outstanding and unexercised immediately prior to the Effective Time will be cancelled without the right to receive any consideration.

(iii)	all shares of Company Common Stock or Company Preferred Stock held by Parent or Merger Sub or by any wholly-owned Subsidiary thereof, shall be automatically cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor;

Further, Aditxt agreed to, on or prior to: (a) July 12, 2024 to purchase 500 shares of the Company’s Series F-1 Preferred Stock, par value $0.0001 per share (the “F-1 Preferred Stock”) for an aggregate purchase price of $500,000, (b) August 9, 2024, purchase an additional 500 shares of F-1 Preferred Stock for an aggregate purchase price of $500,000, (c) the earlier of August 30, 2024 or five business days of the closing of a public offering by Aditxt resulting in aggregate net proceeds to Aditxt of no less than $20,000,000, purchase an additional 2,000 shares of F-1 Preferred Stock for an aggregate purchase price of $2,000,000; and (d) September 30, 2024, purchase an additional 1,000 shares of F-1 Preferred Stock at an aggregate purchase price of $1,000,000.

The A&R Merger Agreement is subject to certain closing conditioned and contains customary representations, warranties and covenants and indemnifications provisions.

The consummation of the Merger is conditioned upon, among other things: (i) the Company Shareholder approval shall having been obtained in accordance with applicable Law; (ii) no governmental entity having jurisdiction over any party shall have issue any order, decree, ruling injunction or other action that is in effect restraining the Merger; (iii) a voting agreement shall have been executed and delivered by the parties thereto; (iv) all Company preferred stock shall have been converted to Company common stock except for the Unconverted Company Preferred Stock (as defined by the A&R Merger Agreement); (v) the Company shall have received agreements from all of the holders of the Company’s warrants, duly executed, containing waivers with respect to any fundamental transaction, change in control or other similar rights that such warrant holders may have under any such Company warrants and exchange such Company warrants as they hold for an aggregate of not more than 930.336 shares of Parent Preferred Stock (as defined in the A&R Merger Agreement); (vi) the Company shall have cashed out any other warrant holder who has not provided a warrant holder agreement, provided, however, that the aggregate amount of such cash out for any and all other warrant holders who have not provided a warrant holder agreement shall not exceed $150,000; (vii) the Company shall have obtained waivers from holders of Company convertible notes of the original principal amount thereof with respect to any fundamental transaction rights such Company convertible note holders may have under any such Company convertible notes, including any right to vote, consent or otherwise approve or veto any of the transaction contemplated by this A&R Merger Agreement; (viii) Aditxt shall have received sufficient financing to satisfy its payment obligations under the A&R Merger Agreement (ix) the requisite stockholder approval shall have been obtained by Aditxt at a special meeting of its stockholders to approve the Parent Stock Issuance (as defined in the A&R Merger Agreement) (x) Aditxt shall have received a compliance certificate from the Company certifying Company complied with all reps and warranties in the A&R Merger Agreement; (xi) Aditxt shall have received waivers from the parties to the agreements listed in Section 7.2(f) of the A&R Merger Agreement Parent Disclosure Letter of the issuance of securities in a “Variable Rate Transaction” (as such term in defined in such agreements); (xii) Parent shall have received a certificate certifying that no interest in the Company is a U.S. real property interest, as required under U.S. treasury regulation section 1.897-2(h) and 1.1445-3(c); (xiii) Aditxt shall have paid, in full, the Repurchase Price, as defined in that certain Securities Purchase and Security Agreement, dated as of April 23, 2020, as amended by that First Amendment to the Securities Purchase and Security Agreement, dated as of November 20, 2021, that Second Amendment to the Securities Purchase and Security Agreement, dated as of March 21, 2022, that Third Amendment to Securities Purchase and Security Agreement dated as of September 15, 2022, and that Fourth Amendment to Securities Purchase and Security Agreement, dated as of September 8, 2023, by and among the Company, Baker Brothers Life Sciences, L.P., 667, L.P. and Bakers Bros. Advisors LP (xv) there shall be no more than 4,141,434 dissenting shares that are Company common stock or 98 dissenting shares that are Company preferred stock (xiv) Company shall have received from Aditxt a compliance certificate certifying that Parent has complied with all representations and warranties, (xv) that Aditxt shall be incompliance with stockholders’ equity requirements in Nasdaq listing rule 5550(b)(1).

The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Company’s Board of Directors (the “Board”) will recommend that the A&R Merger Agreement be adopted by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the A&R Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Company Change of Recommendation (as defined in the A&R Merger Agreement) if the Company Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal that the Company Board considers in good faith and the Person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable to the Company Shareholders than the Merger. If the Company has a Company Change of Recommendation, the Company must provide Aditxt with a ten (10) calendar day written notice thereof and negotiate with Aditxt in good faith to provide a competing offer.

 The Board has (i) determined that the A&R Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the A&R Merger Agreement, (ii) approved and declared advisable the execution and delivery by the Company of the A&R Merger Agreement, the performance by the Company of its covenants and agreements contained in the A&R Merger Agreement and the consummation of the Merger and the other transactions contemplated by the A&R Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the A&R Merger Agreement be submitted to a vote at a meeting of the Company stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Company stockholders adopt the Merger Agreement.

The foregoing description of the A&R Merger Agreement in this Item 1.01 and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the A&R Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The A&R Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the A&R Merger Agreement. They are not intended to provide any other factual information about the Company. Investors and stockholders are not third-party beneficiaries under the A&R Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the A&R Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

No Offer or Solicitation; Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Company or Parent, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the A&R Merger Agreement. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Meeting Proposals as they become available because they will contain important information about the A&R Merger Agreement and related transactions and the Meeting Proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amended and Restated Plan of Merger, by and between the Company, Aditxt, Inc. and Adifem, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: July 18, 2024	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer